Exhibit 99.(d)(7)(a)

SUB-ADVISORY AGREEMENT

AMENDMENT NUMBER ONE

THIS AMENDMENT is made this 30th day of December, 2015, by and between UBS Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.), a Delaware corporation (the “Advisor”), and Manulife Asset Management (US) LLC (“Sub-Adviser”), a Delaware limited liability company.

WHEREAS, the Advisor and Sub-Adviser have previously entered into a Sub-Advisory Agreement, dated May 28, 2013 (the “Sub-Advisory Agreement”), pursuant to which the Sub-Adviser agreed to manage the investment and reinvestment of assets of the SMA Relationship Trust’s Series S (the “Fund”); and

WHEREAS, the Adviser has changed its name to “UBS Asset Management (Americas) Inc.,” and the Advisor and Sub-Adviser desire to amend the Sub-Advisory Agreement to reflect the new name of the Advisor.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.                                      The name of UBS Global Asset Management (Americas) Inc., all references in the Sub-Advisory Agreement to UBS Global Asset Management (Americas) Inc., shall be changed to UBS Asset Management (Americas) Inc.

2.                                      The effective date of the Amendment shall be December 30, 2015.

3.                                      The parties hereby further agree that no other provisions of the Sub-Advisory Agreement are in any way modified by this Amendment, and that all other provisions of the Sub-Advisory Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed this 30th day of December, 2015.

UBS ASSET MANAGEMENT (AMERICAS) INC.		UBS ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Tammie Lee	By:	/s/ Thomas Disbrow
Name:	Tammie Lee	Name:	Thomas Disbrow
Title:	Vice President and Assistant Secretary	Title:	Vice President, Treasurer and Principal Accounting Officer

MANULIFE ASSET MANAGEMENT (US) LLC		MANULIFE ASSET MANAGEMENT (US) LLC

By:	/s/ Vincent Pietropaolo	By:	/s/ Diane R. Landers
Name:	Vincent Pietropaolo	Name:	Diane R. Landers
Title:	Vice President & Counsel	Title:	C.O.O.